SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of June 16,  2021 among IT’SUGAR LLC, a Delaware limited liability company (“IT’Sugar”), IT’SUGAR ATLANTIC CITY LLC, a Delaware limited liability company (“Atlantic City”), IT’SUGAR FLGC LLC, a Florida limited liability company (“FLGC”), IT’SUGAR FL I LLC, a Delaware limited liability company (“FLI”, and together with IT’Sugar, Atlantic City and FLGC, collectively, the “Grantors”, and, each, a “Grantor”), and SHL HOLDINGS, INC., a Florida corporation (“Lender”).

RECITALS

WHEREAS, IT’Sugar, Atlantic City and FLGC were indebted to Bank of America N.A. (“Bank”) as evidenced by that certain Credit Agreement dated August 24, 2018, and First Amendment thereto dated February 28, 2020, by and between IT’Sugar and Bank (as so amended, the “Prepetition Credit Agreement”), evidencing a revolving line of credit in the principal amount of $6,000,000, which was secured by all of the assets of each of  IT’Sugar, Atlantic City and FLGC pursuant to that certain Security Agreement, dated as of August 24, 2018, by and among IT’Sugar, Atlantic City, FLGC and Bank (as so amended, the “Prepetition Security Agreement”);

WHEREAS, on April 7, 2020, the Bank’s rights under the Prepetition Credit Agreement and the Prepetition Security Agreement were assigned without recourse to the SHL pursuant to a Loan Sale and Assignment Agreement and by reason thereof Lender is the holder of such Prepetition Credit Agreement, the Prepetition Security Agreement and related loan documents and has all the rights and obligations of the Bank thereunder;

WHEREAS, on September 22, 2020, each of the Grantors filed petitions for relief under Chapter 11of the Bankruptcy Code in the United States Bankruptcy Court, Southern District of Florida (the “Bankruptcy Court”) styled as follows: (1) In re IT’Sugar FI I, LLC, Case No. 20-20259-RAM (2) IT’Sugar, LLC, Case No. 20-20261-RAM, (3) IT’Sugar Atlantic City, LLC, Case No. 20-20263-RAM and (4) IT’Sugar FLGC, LLC, Case No. 20-20264-RAM (collectively, the “Bankruptcy Cases”);

WHEREAS, in connection with the Bankruptcy Cases, each of the Grantors requested that Lender extend financing to the Grantors to facilitate its respective reorganization;

WHEREAS, on or about October 13, 2020, Grantors and Lender entered into that certain Loan and Security Agreement (the “Existing DIP Facility Agreement”), pursuant to which Lender provided to Grantors a loan in the aggregate principal amount of $4,000,000;

WHEREAS, on April 20, 2021, Borrowers filed that certain Plan of Reorganization for It’Sugar FL I LLC, It’Sugar LLC, It’Sugar Atlantic City LLC and It’Sugar FLGC LLC in the Bankruptcy Cases (the “Plan of Reorganization”) proposing to reorganize their financial affairs and exit bankruptcy;

WHEREAS, as agreed by the Lender and pursuant to the Plan of Reorganization, and as approved by the order entered by the Bankruptcy Court confirming the Plan of Reorganization (the “Confirmation Order”), (a) (i) (i) the loans under the Existing Loan Agreements will be refinanced by the Loan made pursuant to that certain Term Loan Agreement, dated as of the date hereof (the “Loan Agreement”) and will be secured pursuant to a grant of a security interest in all of the assets of Grantors pursuant to this Agreement, (ii) the Prepetition Security Agreement will be superseded and replaced in its entirety by this Agreement, and (iii) those provisions of the Existing DIP Facility Agreement which relate to the grant of a security interest to Lender and all of Lender’s rights and remedies with respect thereto will be superseded and replaced in its entirety by this Agreement (and, for the avoidance of doubt, all other provisions of the Existing DIP Facility Agreement will remain unchanged by this Agreement), and (b) pursuant to the Loan Agreement, Lender will increase the amount of the Loan to Borrowers hereunder by an additional $3,000,000, for an aggregate principal amount of $13,000,000 to be outstanding post-confirmation of the Plan of Reorganization;

WHEREAS, this Agreement is required by the terms of the Loan Agreement.

NOW,  THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and the following terms shall have the meanings set forth in the UCC (defined below):  Accession, Account, Account Debtor, Adverse Claim, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Payment Intangible, Proceeds, Securities Account, Security Entitlement, Securities Intermediary, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(b) In addition, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Copyright License” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (i) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (ii) all derivative works, counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as Account Debtor, to any Grantor.

“Intellectual Property” means, collectively, all of the following of any Grantor: (i)  all systems software and applications software (including source code and object code), all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (ii) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, inventions (whether or not patentable), blueprints, drawings, data, customer lists, catalogs, and all physical embodiments of any of the foregoing, (iii) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses and (iv) other agreements with respect to any rights in any of the items described in the foregoing clauses (i), (ii), and (iii).

“Issuer” means the issuer of any Pledged Equity.

“Patent License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Patent.

“Patents” means collectively, all of the following of any Grantor: (i) all patents, all inventions and patent applications anywhere in the world, (ii) all improvements, counterparts, reissues, divisional, re-examinations, extensions, continuations (in whole or in part) and renewals of any of the foregoing and improvements thereon, (iii) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Pledged Equity” means, with respect to each Grantor, (i) 100% of the issued and outstanding Equity Interests of each domestic Subsidiary of such Grantor that is directly owned by such Grantor and (ii) 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in each foreign Subsidiary of such Grantor that is directly owned by such Grantor, including the Equity Interests of the Subsidiaries owned by such Grantor as set forth on Schedule 1, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2)in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor.

“Secured Obligations” means, without duplication, (a) all Obligations and other indebtedness owing from any Grantor to Lender, whether as a result of future advances from Lender or otherwise, and (b) all costs and expenses incurred in connection with enforcement and collection thereof, including the fees, charges and disbursements of counsel.

“Trademark License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trademark.

“Trademarks” means, collectively, all of the following of any Grantor: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing under an applicable law of a verified statement of use for such trademark or service mark) anywhere in the world, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the applicable law of any state, all tires and all other appurtenances to any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of Florida except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

“USPTO” means the United States Patent and Trademark Office.

2. Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Lender a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts; (b) all cash, currency and cash equivalents; (c) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper); (d) those certain Commercial Tort Claims set forth on Schedule 2 (as updated from time to time pursuant to Section 4(l)(ii)); (e) all Deposit Accounts; (f) all Documents; (g) all Equipment,   including, without limitation, all Financed Equipment (as defined in the Loan Agreement); (h) all Fixtures; (i) all General Intangibles; (j) all Goods; (k) all Instruments; (l)  all Intellectual Property; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit Rights; (p) all Payment Intangibles; (q) all Pledged Equity; (r) all Securities Accounts; (s) all Software; (t) all Supporting Obligations; (u) all Vehicles; (v) all books and records pertaining to the Collateral; (w) all Accessions and all Proceeds and products of any and all of the foregoing and (x) all other personal property of any kind or type whatsoever now or hereafter owned by such Grantor or as to which such Grantor now or hereafter has the power to transfer interest therein.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any General Intangible, permit, lease, license, contract or other Instrument of an Grantor to the extent that the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (a) any such limitation described in the foregoing clause on the security interests granted hereunder shall only apply to the extent that  any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law (including debtor relief laws) or principles of equity and (b) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

The Grantors and the Lender hereby acknowledge and agree that the security interest created hereby in the Collateral (a) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising,  (b) is not to be construed as an assignment of any Intellectual Property, and (c) shall secure all present and future Secured Obligations of any of the Grantors to the Lender.

3. Representations and Warranties. Each Grantor hereby represents and warrants to the Lender that:

(a) Ownership.  Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.  There exists no Adverse Claim with respect to the Pledged Equity of such Grantor.

(b) Security Interest/Priority.  This Agreement creates a valid security interest in favor of the Lender in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all liens except for Permitted Liens.  No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens.  The taking possession by the Lender of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Lender’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments.  With respect to any Collateral consisting of a Deposit Account, Security Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable Securities Intermediary and the Lender of an agreement granting control to the Lender over such Collateral, the Lender shall have a valid and perfected, first priority security interest in such Collateral.

(c) Types of Collateral.  None of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes, (v) standing timber, or (vi) any other interest in or to any of the foregoing.

(d) Accounts.  (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Lender, has been endorsed over and delivered to, or submitted to the control of, the Lender, (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose, (v) the right to receive payment under each Account is assignable and (vi) to the knowledge of Grantors, no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Lender, whether in any proceeding to enforce the Lender’s rights in the Collateral otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts.

(e) Equipment and Inventory.  With respect to any Equipment and/or Inventory of a Grantor, each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee, (ii) Equipment or Inventory in transit with common carriers, (iii) Equipment and/or Inventory in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor to the extent such Grantor has complied with Section 4(e), or (iv) rights of landowners, lessors, utility companies and/or other parties under leases, pole attachment agreements or similar agreements.  No Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(f) Authorization of Pledged Equity.  All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by a Grantor and (iv) constitutes all the issued and outstanding shares of all classes of the equity of such Issuer issued to such Grantor.

(g) No Other Equity Interests, Instruments, Etc.  As of the Closing Date, (i) no Grantor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Lender hereunder except as set forth on Schedule 1 (as updated from time to time pursuant to Section 4(l)(ii)), and (ii) no Grantor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Lender pursuant to Section 4(c)(i) of this Agreement other than as set forth on Schedule 3 (as updated from time to time pursuant to Section 4(l)(ii)).  All such certificated securities, Instruments, Documents and Tangible Chattel Paper have been delivered to the Lender to the extent (A) requested by the Lender or (B) as required by the terms of this Agreement and the other Loan Documents.

(h) Partnership and Limited Liability Company Interests.  Except as previously disclosed to the Lender, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(i) Contracts; Agreements; Licenses.  To the knowledge of Grantors, no Grantor has any material contracts, agreements or licenses which are non-assignable by their terms, or as a matter of law, or which prevent the granting of a security interest therein.

(j) Consents; Etc.  No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is necessary or required for (i) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(c) hereof) or by filing an appropriate notice with the USPTO or the United States Copyright Office) or (iii) the exercise by the Lender of the rights and remedies provided for in this Agreement (including, without limitation, as against any Issuer), except for (A) the filing or recording of UCC financing statements, (B) the filing of appropriate notices with the USPTO and the United States Copyright Office, (C) obtaining control to perfect the liens created by this Agreement (to the extent required under Section 4(c) hereof), (D) such actions as may be required by applicable laws affecting the offering and sale of securities, (E) such actions as may be required by applicable foreign applicable laws affecting the pledge of the Pledged Equity of foreign Subsidiaries, (F) consents, authorizations, filings or other actions which have been obtained or made, and (G) as may be required with respect to Vehicles registered under a certificate of title.
(k) Commercial Tort Claims. As of the Closing Date, no Grantor has any Commercial Tort Claims seeking damages in excess of $50,000 other than as set forth on Schedule 2.
4. Covenants. Each Grantor covenants that until such time as the Secured Obligations arising under the Loan Documents have been paid in full, such Grantor shall:
(a) Maintenance of Perfected Security Interest; Further Information.

(i) Maintain the security interest created by this Agreement as a first priority perfected security interest (subject only to Permitted Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens).

(ii) From time to time furnish to the Lender upon the Lender’s reasonable request, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Lender may reasonably request, all in reasonable detail.

(b) Required Notifications.  Each Grantor shall promptly notify the Lender, in writing, of: (i) any lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Lender to exercise any of its remedies hereunder and (ii) the occurrence of any other event which could reasonably be expected to have a material impairment on the aggregate value of the Collateral or on the security interests created hereby.

(c) Perfection through Possession and Control.

(i) If any amount in excess of $25,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper or Supporting Obligation, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper, Supporting Obligation or Document is either in the possession of such Grantor at all times or, if requested by the Lender to perfect its security interest in such Collateral, is delivered to the Lender duly endorsed in a manner satisfactory to the Lender.  Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Lender indicating the Lender’s security interest in such Tangible Chattel Paper.

(ii) Deliver to the Lender promptly upon the receipt thereof by or on behalf of a Grantor, all certificates and instruments constituting Certificated Securities or Pledged Equity.  Prior to delivery to the Lender, all such certificates constituting Pledged Equity shall be held in trust by such Grantor for the benefit of the Lender pursuant hereto.  All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A hereto or other form acceptable to the Lender.

(iii) If any Collateral shall consist of Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts or uncertificated Investment Property, execute and deliver (and, with respect to any Collateral consisting of a Securities Account or uncertificated Investment Property, cause the Securities Intermediary or the Issuer, as applicable, with respect to such Investment Property to execute and deliver) to the Lender all control agreements, assignments, instruments or other documents as reasonably requested by the Lender for the purposes of obtaining and maintaining Control of such Collateral.

(d) Filing of Financing Statements, Notices, etc.  Each Grantor shall execute and deliver to the Lender and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Lender may reasonably request) and do all such other things as the Lender may reasonably deem necessary or appropriate (i) to assure to the Lender its security interests hereunder, including such instruments as the Lender may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, financing statements (including continuation statements), (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Lender of its rights and interests hereunder.  Furthermore, each Grantor also hereby irrevocably makes, constitutes and appoints the Lender, its nominee or any other person whom the Lender may designate, as such Grantor’s attorney in fact with full power and for the limited purpose to prepare and file (and, to the extent applicable, sign) in the name of such Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Lender’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full.  Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Lender without notice thereof to such Grantor wherever the Lender may in its sole discretion desire to file the same.

(e) Collateral Held by Warehouseman, Bailee, etc.  If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor and the Lender so requests (i) notify such Person in writing of the Lender’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Lender’s account and subject to the Lender’s instructions and (iii) use reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Lender.

(f) Commercial Tort Claims.  Execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Lender, or required by any applicable law to create, preserve, perfect and maintain the Lender’s security interest in any Commercial Tort Claims initiated by or in favor of any Grantor.

(g) Books and Records.  Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(h) Nature of Collateral.  At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner with the intent to change its nature from personal property to real property or a Fixture to real property, unless the Lender shall have a perfected lien on such Fixture or real property.

(i) Issuance or Acquisition of Equity Interests.  Not without executing and delivering, or causing to be executed and delivered, to the Lender such agreements, documents and instruments as the Lender may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (A) is dealt in or traded on a securities exchange or in a securities market, (B) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (C) is an investment company security, (D) is held in a Securities Account or (E) constitutes a Security or a Financial Asset.

(j) Equipment. Maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted).

(k) Vehicles.  File or cause to be filed in each office in each jurisdiction which the Lender shall deem reasonably advisable to perfect its liens on the Vehicles, all applications for certificates of title or ownership (and any other necessary documentation) indicating the Lender’s first priority lien on the Vehicle (subject to any Permitted Liens) covered by such certificate.

(l) Further Assurances.

(i) Promptly upon the request of the Lender and at the sole expense of the Grantors, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (A) the assignment of any material contract, (B) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance satisfactory to the Lender, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state applicable law), and (C) all applications, certificates, instruments, registration statements, and all other documents and papers the Lender may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement; provided that no Grantor shall be required to take any action to perfect a security interest in any Collateral that the Lender reasonably determines in its sole discretion that the costs and burdens to the Grantors of perfecting a security interest in such Collateral (including any applicable stamp, intangibles or other taxes) are excessive in relation to value to the Lender afforded thereby.

(ii) From time to time upon the Lender’s reasonable request, promptly furnish such updates to the information disclosed pursuant to this Agreement, the Loan Agreement, including any Schedules hereto or thereto, such that such updated information is true and correct as of the date so furnished.

5. Authorization to File Financing Statements. Each Grantor hereby authorizes the Lender to prepare and file such financing statements (including continuation statements) or 10 amendments thereof or supplements thereto or other instruments as the Lender may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, which such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired,” or describing such property using words of similar import.

6. Advances.  On failure of any Grantor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Lender may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Lender may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a lien or potential lien, expenditures made in defending against any adverse claim and all other expenditures which the Lender may make for the protection of the security hereof or which may be compelled to make by operation of any applicable law.  All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate.  No such performance of any covenant or agreement by the Lender on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default.  The Lender may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Remedies.

(a) General Remedies.  Upon the occurrence of an Event of Default and during continuation thereof, the Lender shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by any applicable law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Lender may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Lender at the expense of the Grantors any Collateral at any place and time designated by the Lender which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by applicable law, at any place and time or times, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Lender shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933.  The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold.  Neither the Lender’s compliance with applicable laws nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Grantor in accordance with the notice provisions of Section 8.01 of the Loan Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice.  Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Lender may, in such event, bid for the purchase of such securities.  The Lender shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by applicable law, the Lender may be a purchaser at any such sale.  To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable law, the Lender may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by applicable law, be made at the time and place to which the sale was postponed, or the Lender may further postpone such sale by announcement made at such time and place.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Lender as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted.  Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.
(b) Remedies Relating to Accounts.

(i) During the continuation of an Event of Default, whether or not the Lender has exercised any or all of its rights and remedies hereunder, (A) each Grantor shall notify (such notice to be in form and substance satisfactory to the Lender) its Account Debtors and parties to its material contracts subject to a security interest hereunder that such Accounts and material contracts have been assigned to the Lender and promptly upon request of the Lender, instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Lender and (B) the Lender shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Lender or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Lender or of the Lender’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Lender’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lender in the Accounts.

(ii) Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Lender in accordance with the provisions hereof shall be solely for the Lender’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.  The Lender shall not have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(iii) During the continuation of an Event of Default, (A) the Lender shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Lender may require in connection with such test verifications, (B) upon the Lender’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (C) the Lender in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Lender’s satisfaction the existence, amount and terms of any Accounts.

(iv) During the continuation of an Event of Default, upon the request of the Lender, each Grantor shall forward to the Lender, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Lender, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the

Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Lender.

(c) Deposit Accounts/Securities Accounts.  Upon the occurrence of an Event of Default and during continuation thereof, the Lender may prevent withdrawals or other dispositions of funds in Deposit Accounts and Securities Accounts subject to control agreements or held with the Lender.

(d) Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Lender shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Lender, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Lender may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.  If the Lender exercises its right to take possession of the Collateral, each Grantor shall also at its expense perform any and all other steps reasonably requested by the Lender to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Lender, appointing overseers for the Collateral and maintaining inventory records.

(e) Nonexclusive Nature of Remedies.  Failure by the Lender to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by applicable law, or any delay by the Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Lender shall only be granted as provided herein.  To the extent permitted by applicable law, neither the Lender, nor any party acting as attorney for the Lender, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction.  The rights and remedies of the Lender under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Lender may have.

(f) Retention of Collateral.  In addition to the rights and remedies hereunder, the Lender may, in compliance with Sections 9-620 and 9-621 (including notices given thereunder) of the UCC or otherwise complying with the requirements of applicable laws of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations.  Unless and until the Lender shall have provided such notices, however, the Lender shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(g) Waiver; Deficiency.  Each Grantor hereby waives, to the extent permitted by applicable law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(h) Specific Performance.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Lender, that the Lender have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

8. Rights of the Lender.

(a) Power of Attorney.  In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Lender and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Lender may reasonably determine;
(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;
(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Lender may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Lender were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Lender may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;
(viii) to institute any foreclosure proceedings that the Lender may deem appropriate;
(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Lender may reasonably deem appropriate;

(xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Lender or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Lender or as the Lender shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xv) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Lender may request to evidence the security interests created hereby in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby; and

(xvi) do and perform all such other acts and things as the Lender may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full.  The Lender shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Lender in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Lender shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  This power of attorney is conferred on the Lender solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers.

(b) Assignment by the Lender.  The Lender may from time to time assign the Secured Obligations to an assignee in accordance with the Loan Agreement, and such assignee shall be entitled to all of the rights and remedies of the Lender under this Agreement in relation thereto.

(c) The Lender’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Lender hereunder, the Lender shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Lender shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Lender shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Lender shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts.  Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  The Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to such Account pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Voting and Payment Rights in Respect of the Pledged Equity.

(i) So long as no Event of Default shall exist, each Grantor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Loan Agreement; and

(ii) During the continuance of an Event of Default, (A) all rights of an Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Lender which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Grantor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Lender which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Grantor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Lender, shall be segregated from other property or funds of such Grantor, and shall be forthwith paid over to the Lender as Collateral in the exact form received, to be held by the Lender as Collateral and as further collateral security for the Secured Obligations.

(f) Releases of Collateral.

(i) If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Loan Agreement then the Lender, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the liens created hereby or by any other Collateral Document on such Collateral.

(ii) The Lender may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

9. Application of Proceeds.  After the exercise of remedies provided for in Section 8.2 of the Loan Agreement any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Lender in cash or cash equivalents will be applied in reduction of the Secured Obligations in the manner determined by the Lender.

10. Continuing Agreement.

(a) This Agreement shall remain in full force and effect until such time as the Secured Obligations arising under the Loan Documents have been paid in full, at which time this Agreement shall be automatically terminated (other than obligations under this Agreement which expressly survive such termination) and the Lender shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured 18

Obligations is rescinded or must otherwise be restored or returned by the Lender as a preference, fraudulent conveyance or otherwise under any debtor relief law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11. Amendments; Waivers; Modifications, etc.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as agreed in writing and signed by the Grantors and the Lender.

12. Successors in Interest.  This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and their successors and permitted assigns.

13. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 8.01 of the Loan Agreement.

14. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when  so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered, upon the request of any party, such fax transmission or electronic mail transmission shall be promptly followed by such manually executed counterpart.

15. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16. Governing Law; WAIVER OF JURY TRIAL.  The terms of Sections 8.10 and 8.11 of the Loan Agreement with respect to governing law and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17. Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18. Entirety.  This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

19. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property 19 and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Lender shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Lender shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Lender under this Agreement, under any other Loan Documents or under any other document relating to the Secured Obligations.

20. Joinder.  At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Lender a joinder agreement in such form as is acceptable to the Lender.  Immediately upon such execution and delivery of such joinder agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Grantor” and have all of the rights and obligations of a Grantor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

21. Consent of Issuers of Pledged Equity.  Any Grantor that is an Issuer hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer.

22. Marshaling.  The Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

23. Injunctive Relief.

(a) Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any other Loan Document, any remedy of law may prove to be inadequate relief to the Lender.  Therefore, each Grantor agrees that the Lender, at the option of the Lender, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Lender and each Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each 20 such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute under this Agreement, any other Loan Document, whether such dispute is resolved through arbitration or judicially.

24. Existing Security Agreements Superseded.  This Agreement amends, modifies, supersedes and replaces in its entirety (a) the Prepetition Security Agreement, and (b) those provisions of the Existing DIP Facility Agreement which relate to the grant of a security interest to Lender and all of Lender’s rights and remedies with respect thereto (and, for the avoidance of doubt, all other provisions of the Existing DIP Facility Agreement will remain unchanged by this Agreement).  All grants of security interests under the Prepetition Security Agreement and the Existing DIP Facility shall be deemed to have been made pursuant to this Agreement and the other Loan Documents which shall hereafter govern and control for all purposes.

25. Joint and Several Liability of Grantors.

(a) The obligations of the Grantors hereunder shall be joint and several, shall be absolute and unconditional and shall remain in full force and effect until all Secured Obligations shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any of the undersigned:  (a) the waiver, compromise, indulgence, settlement, release, termination, modification or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations, covenants or agreements of any of the Grantors under this the Agreement or any other Loan Document; (b) the failure to give notice to any or all of the Grantors of the occurrence of a default under the terms and provisions of this Agreement or any other Loan Document; (c) the release, substitution or exchange by the Lender of any security held by it for the payment of any amount due pursuant to the Term Note or any other Loan Document (whether with or without consideration) or the acceptance by the Lender of any additional security for such payments or the availability or claimed availability of any other security, collateral or source of repayment; (d) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting any or all of the undersigned or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the debt evidenced by the Term Note or any part thereof; (e) any failure, omission, delay or neglect by the Lender in enforcing, asserting or exercising any right, power or remedy under this Agreement, any other Loan Document, or at law or in equity; (f) the release of any Person primarily or secondarily liable for all or any part of the debt evidenced by the Term Note; (g) any non-perfection or other impairment of any security; (h) any assignment or transfer by the Lender of all or any interest in this Agreement; (i) the invalidity or unenforceability of any term or provision in this Agreement or any other Loan Document; (j) any merger, consolidation, conversion or re-domestication involving any of the Grantors, any sale, assignment, transfer, conveyance or issuance of any stock, partnership, membership or other equity interest by any of the Grantors or any sale, transfer or conveyance by any of the undersigned or any other Person of all or any part of such Person’s interest in any of the Grantors or any affiliate of any of the Grantors; or (k) to the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge of any or all of the Grantors from the performance or observance of any obligation, covenant or agreement contained in this Agreement.  Without limiting the foregoing, it is the intention of the parties that any modification, limitation, or discharge of the obligations of any of the Grantors arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law shall not affect, modify, limit or discharge the liability of any other co-maker in any manner whatsoever, and this Agreement and the other Loan Documents shall remain and continue in full force and effect and shall be enforceable against such Grantor to the same extent and with the same force and effect as if any such proceedings had not been instituted; and all other Grantors shall be jointly and severally liable to the Lender under this Agreement and the other Loan Documents for the full amount payable hereunder irrespective of any modification, limitation, or discharge of the liability of any co-maker that may result from any such proceeding.  The obligations of the Grantors to the Lender pursuant hereto include and apply to any payment or payments received by the Lender on account of the liabilities evidenced hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver, or any other Person under any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar law, common law or equitable doctrine.  If any action or proceeding seeking such repayment is pending or, in the Lender’s sole judgment, threatened, this Agreement and any security interest therefor shall remain in full force and effect notwithstanding that one or more of the Grantors may not then be obligated to the Lender.  The joint and several obligations of the Grantors to the Lender and this Agreement and any security therefor, shall remain in full force and effect (or be reinstated) until the Lender has received payment in full of all Secured Obligations payable to it pursuant to this Agreement and any other Loan Document and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by the Lender.

(b) The Grantors expressly agree that the Lender shall not be required first to institute any suit or to exhaust its remedies against any of the Grantors or any other Person to become liable hereunder or against any Collateral or security for the Loan evidenced hereby, in order to enforce this Agreement; and expressly agree that, notwithstanding the occurrence of any of the foregoing, the Grantors shall be and remain, directly and primarily liable for all Secured Obligations due under this Agreement and under the Loan Documents.  Each Grantor assumes responsibility for keeping itself informed of the financial condition of each other Grantor, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Grantor’s Obligations and of all other circumstances bearing upon the risk of nonpayment by such other Grantors of their Obligations and each Grantor agrees that Lender shall not have any duty to advise such Grantor of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine.  If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Grantor, Lender shall not be under any obligation to update any such information or to provide any such information to such Grantor on any subsequent occasion.

(c) All rights and claims of each of the Grantors against any other of the Grantors or the property of any other of the Grantors now or hereafter existing (collectively, the “Grantor Claims”) shall be subordinate and subject in right of payment to the prior payment in full of the Obligations.  Until such Obligations have been paid in full, and Grantors have performed all of their Obligations, none of the Grantors shall receive or collect, directly or indirectly, from any other of the Grantors or any other party any payment upon any Grantor Claim nor seek to realize upon any collateral securing any such Grantor Claim.  Notwithstanding the foregoing, if any of the Grantors shall receive any such payment, such Grantors shall hold such payment in trust for the Lender and shall have absolutely no rights in or to such payment except to deliver it promptly to the Lender, and each of the Grantors hereby covenants to do so.  None of the Grantors will assert any right to which it may be or become entitled, whether by subrogation, contribution or otherwise, against any other of the Grantors or against the property of any other of the Grantors by reason of the performance by such party of its obligations under this Agreement, except after performance and payment in full of the Term Note and any other Loan Documents.

(d) Lender is hereby authorized, without notice or demand and without affecting the liability of any Grantor under this Agreement or any other Loan Documents, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Grantor’s Secured Obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Grantor and delivered to the Lender; (ii) accept partial payments on a Grantor’s Secured Obligations; (iii) take and hold security or collateral for the payment of a Grantor’s Secured Obligations hereunder or for the payment of any guaranties of a Grantor’s Secured Obligations or other liabilities of a Grantor and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as the Lender, in its sole discretion, may determine; and (v) settle, release, compromise, collect or otherwise liquidate a Grantor’s Secured Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Grantors.  The Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Grantor or any other source, and such determination shall be binding on such Grantor.  All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Grantor’s Secured Obligations as the Lender shall determine in its sole discretion without affecting the validity or enforceability of the Secured Obligations of the other Grantors.

(e) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Secured Obligations of Grantors and the liens and security interests granted by Grantors to secure the Secured Obligations, not constitute a “Fraudulent Conveyance” (as defined below).  Consequently, Lender and Grantors agree that if the Secured Obligations of a Grantor, or any liens or security interests granted by such Grantor securing the Secured Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Secured Obligations of such Grantor and the liens and security interests securing such Secured Obligations shall be valid and enforceable only to the maximum extent that would not cause such Secured Obligations or such lien or security interest to constitute a Fraudulent Conveyance, and the Secured Obligations of such Grantor and this Agreement shall automatically be deemed to have been amended accordingly.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended (the “Bankruptcy Code”) or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:
IT’SUGAR LLC, a Delaware limited liability company	IT’SUGAR Atlantic City LLC, a Delaware limited liability company

By: /s/ Jeffrey Rubin Name: Jeffrey Rubin Title: Chief Executive Officer	By: /s/ Jeffrey Rubin Name: Jeffrey Rubin Title: Chief Executive Officer
Address: 4960 Conference Way North Suite 100 Boca Raton, FL 33431	Address: 4960 Conference Way North Suite 100 Boca Raton, FL 33431

IT’SUGAR FLGC LLC, a Florida limited liability company	IT’SUGAR FL I LLC, a Delaware limited liability company

By: /s/ Jeffrey Rubin Name: Jeffrey Rubin Title: Chief Executive Officer	By: /s/ Jeffrey Rubin Name: Jeffrey Rubin Title: Chief Executive Officer
Address: 4960 Conference Way North Suite 100 Boca Raton, FL 33431	Address: 19575 Biscayne Boulevard Suite #115 Aventura, FL 33180

ACCEPTED AND AGREED BY THE
LENDER:
SHL Holdings, Inc., a Florida corporation

By:/s/ Kirsten Uebrig Name: Kirsten Uebrig Title: President
Address: 201 East Las Olas Boulevard Suite 1900 Ft. Lauderdale, FL 33301

[Signature Page to Security Agreement]

[Signature Page to Security Agreement]

SCHEDULE 1

EQUITY INTERESTS

Grantor	Name of Subsidiary	Percentage Ownership
IT’Sugar LLC	IT’Sugar Atlantic City LLC	100%
IT’Sugar LLC	IT’Sugar FLGC LLC	100%
IT’Sugar LLC	IT’Sugar FL I LLC	100%

Schedule 1

SCHEDULE 2

COMMERCIAL TORT CLAIMS

[None.]

Schedule 3

SCHEDULE 3

INSTRUMENTS, DOCUMENTS OR TANGIBLE CHATTEL PAPER

[None.]

Schedule 3

EXHIBIT A

FORM OF

IRREVOCABLE MEMBERSHIP INTEREST POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to SHL Holdings, Inc., a Florida corporation, one hundred percent (100%) of the Membership Interests of [__________], a [__________] limited liability company:

and irrevocably appoints _____________________________ its agent and attorney-in-fact to transfer all or any part of such Membership Interests and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

IT’SUGAR LLC

By:

Name:

Title:

Exhibit A